SLM Student Loan Trust 2003-7 Quarterly Servicing Report
Report Date: 08/31/2005 Reporting Period: 6/01/05 - 08/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics				05/31/2005	Activity	08/31/2005

A	i	Portfolio Balance			$2,194,006,026.93	$(68,389,031.76)	$2,125,616,995.17
	ii	Interest to be Capitalized			10,800,040.16		9,817,654.18

	iii	Total Pool			$2,204,806,067.09		$2,135,434,649.35

	iv	Specified Reserve Account Balance			5,512,015.17		5,338,586.62

	v	Total Adjusted Pool			$2,210,318,082.26		$2,140,773,235.97

B	i	Weighted Average Coupon (WAC)			6.133%		6.129%
	ii	Weighted Average Remaining Term			252.98		251.57
	iii	Number of Loans			117,469		114,169
	iv	Number of Borrowers			71,819		69,682
	v	Aggregate Outstanding Principal Balance — T-Bill			$402,310,707.63		$382,651,250.16
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$1,802,495,359.46		$1,752,783,399.19

	Notes and Certificates			Spread	Exchange Rate	Balance 06/15/05	Balance 09/15/05

C	i	A-1 Notes	78442GHD1	0.010%	1.0000	$—	$—
	ii	A-2 Notes	78442GHE9	0.030%	1.0000	$243,496,082.26	$173,951,235.97
	iii	A-3 Notes	78442GHF6	0.110%	1.0000	$362,511,000.00	$362,511,000.00
	iv	A-4 Notes	78442GHG4	0.200%	1.0000	$311,079,000.00	$311,079,000.00
	v	A-5A Notes	78442GHH2	0.160%	1.0000	$367,497,000.00	$367,497,000.00
	vi	A-5B* Notes	XS0172693052	—	1.1330	€750,000,000.00	€750,000,000.00
	vii	B Notes	78442GHK5	0.570%	1.0000	$75,985,000.00	$75,985,000.00

	Reserve Account				06/15/05		09/15/05

D	i	Required Reserve Acct Deposit (%)			0.25%		0.25%
	ii	Reserve Acct Initial Deposit ($)			$—		$—
	iii	Specified Reserve Acct Balance ($)			$5,512,015.17		$5,338,586.62
	iv	Reserve Account Floor Balance ($)			$3,761,650.00		$3,761,650.00
	v	Current Reserve Acct Balance ($)			$5,512,015.17		$5,338,586.62

	Other Accounts				06/15/05		09/15/05

E	i	Remarketing Fee Account			$—		$—
	ii	Capitalized Interest Account			$—		$—
	iii	Principal Accumulation Account (A-5A)			$—		$—
	iv	Supplemental Interest Account (A-5A)			$—		$—
	v	Principal Accumulation Account (A-5B)			$—		$—
	vi	Supplemental Interest Account (A-5B)			$11,421,820.21		$10,846,350.63

	Asset/Liability				06/15/05		09/15/05

F	i	Total Adjusted Pool			$2,210,318,082.26		$2,140,773,235.97
	ii	Total $ Equivalent Notes			$2,210,318,082.26		$2,140,773,235.97
	iii	Difference			$—		$—
	iv	Parity Ratio			1.00000		1.00000

* A-5B Notes are denominated in Euros

II. 2003-7 Transactions from: 05/31/05 through: 08/31/05

A	Student Loan Principal Activity
	i	Regular Principal Collections	$72,695,657.30
	ii	Principal Collections from Guarantor	6,623,762.91
	iii	Principal Reimbursements	122.98
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$79,319,543.19

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,096.15
	ii	Capitalized Interest	(10,931,607.58)

	iii	Total Non-Cash Principal Activity	$(10,930,511.43)

C	Total Student Loan Principal Activity		$68,389,031.76

D	Student Loan Interest Activity
	i	Regular Interest Collections	$20,298,799.60
	ii	Interest Claims Received from Guarantors	367,238.15
	iii	Collection Fees/Returned Items	8,312.93
	iv	Late Fee Reimbursements	278,408.63
	v	Interest Reimbursements	6,149.66
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	3,603,192.68
	viii	Subsidy Payments	1,664,558.07

	ix	Total Interest Collections	$26,226,659.72

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$174.89
	ii	Capitalized Interest	10,931,607.58

	iii	Total Non-Cash Interest Adjustments	$10,931,782.47

F	Total Student Loan Interest Activity		$37,158,442.19

G	Non-Reimbursable Losses During Collection Period		$0.00

H	Cumulative Non-Reimbursable Losses to Date		$279,913.83

III. 2003-7 Collection Account Activity 05/31/05 through 08/31/05

A	Principal Collections
	i	Principal Payments Received	$33,243,903.98
	ii	Consolidation Principal Payments	46,075,516.23
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	122.98
	vi	Re-purchased Principal	0.00

	vii	Total Principal Collections	$79,319,543.19

B	Interest Collections
	i	Interest Payments Received	$25,140,836.44
	ii	Consolidation Interest Payments	792,952.06
	iii	Reimbursements by Seller	67.07
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	6,082.59
	vi	Re-purchased Interest	0.00
	vii	Collection Fees/Return Items	8,312.93
	viii	Late Fees	278,408.63

	ix	Total Interest Collections	$26,226,659.72

C	Other Reimbursements		$293,981.95

D	Reserves In Excess of the Requirement		$173,428.55

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Account		$11,421,820.21

G	Interest Rate Cap Proceeds		$—

H	Interest Rate Swap Proceeds		$—

I	Administrator Account Investment Income		$—

J	Trust Account Investment Income		$619,380.32

K	Funds Released from Capitalized Interest Account		$—

	TOTAL AVAILABLE FUNDS		$118,054,813.94

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,820,211.35)
		Consolidation Loan Rebate Fee	(3,737,984.28)

K	NET AVAILABLE FUNDS		$112,496,618.31

L	Servicing Fees Due for Current Period		$894,141.97

M	Carryover Servicing Fees Due		$—

N	Administration Fees Due		$25,000.00

O	Total Fees Due for Period		$919,141.97

IV. 2003-7 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	05/31/05	08/31/05	05/31/05	08/31/05	05/31/05	08/31/05	05/31/05	08/31/05	05/31/05	08/31/05
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
REPAYMENT
Active
Current	6.005%	5.986%	82,797	80,397	70.484%	70.419%	$1,442,419,263.96	$1,399,125,326.15	65.744%	65.822%
31-60 Days Delinquent	6.749%	6.799%	3,361	3,280	2.861%	2.873%	$62,347,959.51	$64,100,578.99	2.842%	3.016%
61-90 Days Delinquent	6.841%	6.864%	1,471	1,924	1.252%	1.685%	$26,408,466.40	$37,989,906.21	1.204%	1.787%
91-120 Days Delinquent	7.165%	6.953%	858	969	0.730%	0.849%	$15,998,638.93	$19,087,844.40	0.729%	0.898%
> 120 Days Delinquent	7.139%	7.198%	1,916	2,240	1.631%	1.962%	$34,501,011.09	$40,466,156.94	1.573%	1.904%

Deferment
Current	6.071%	6.073%	11,316	10,788	9.633%	9.449%	$230,800,027.29	$216,374,188.51	10.520%	10.179%

Forbearance
Curren	6.355%	6.359%	15,508	14,349	13.202%	12.568%	$377,061,828.82	$344,680,106.21	17.186%	16.216%

TOTAL REPAYMENT	6.130%	6.127%	117,227	113,947	99.794%	99.806%	$2,189,537,196.00	$2,121,824,107.41	99.796%	99.822%
Claims in Process (1)	7.593%	7.126%	242	222	0.206%	0.194%	$4,468,830.93	$3,792,887.76	0.204%	0.178%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
GRAND TOTAL	6.133%	6.129%	117,469	114,169	100.000%	100.000%	$2,194,006,026.93	$2,125,616,995.17	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*	Percentages may not total 100% due to rounding.

V. 2003-7 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period				$31,476,464.29

B	Interest Subsidy Payments Accrued During Collection Period				1,532,282.80

C	SAP Payments Accrued During Collection Period				4,447,493.84

D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)				619,380.32

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)				0.00

F	Consolidation Loan Rebate Fees				(3,737,984.28)

G	Net Expected Interest Collections				$34,337,636.97

H	Interest Rate Cap Payments Due to the Trust				Cap

	i	Cap Notional Amount			CAP TERMINATED
	ii	Libor (Interpolated first period)			3.41000%
	iii	Cap %			5.00000%

	iv	Excess Over Cap ( ii-iii)			0.00000%

	v	Cap Payments Due to the Trust			$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

		Swap Payments
				A-5A Swap Calc	A-5B Swap Calc
		i	Notional Swap Amount (USD)	—	$849,750,000
		ii	Notional Swap Amount (Euros)	—	€750,000,000

		SLM Student Loan Trust Pays
		iia	3 Month Libor	0.00000%	3.41000%
		iib	Spread	0.000%	0.265%

		iic	Pay Rate	0.000%	3.675%
		iii	Gross Swap Payment CDC IXIS	$—	$7,980,568.75
		iv	Days in Period 06/15/05 09/15/05	92	92

		CDC IXIS Pays:
		v	Fixed Rate Equal To Respective Reset Note Rate	0.00000%	3.80000%
		vi	Gross Swap Receipt Due Paying Agent	$0.00	€— *
		vii	Days in Period 06/15/05 06/15/06	365	365

*A-5B Counterparty pays in Euros

VI. 2003-7 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.000000000	06/15/05 - 09/15/05	0.00000%	LIBOR

B	Class A-2 Interest Rate	0.008791111	06/15/05 - 09/15/05	3.44000%	LIBOR

C	Class A-3 Interest Rate	0.008995556	06/15/05 - 09/15/05	3.52000%	LIBOR

D	Class A-4 Interest Rate	0.009225556	06/15/05 - 09/15/05	3.61000%	LIBOR

E	Class A-5A Interest Rate	0.009123333	06/15/05 - 09/15/05	3.57000%	LIBOR

F	Class A-5B Interest Rate*	0.000000000	6/15/05 - 6/15/06	3.80000%	FIXED

G	Class B Interest Rate	0.010171111	06/15/05 - 09/15/05	3.98000%	LIBOR

*	Fixed rate euros to be paid to noteholders annually

VII. 2003-7 Inputs From Prior Quarter 05/31/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,194,006,026.93
	ii	Interest To Be Capitalized	10,800,040.16

	iii	Total Pool	$2,204,806,067.09
	iv	Specified Reserve Account Balance	5,512,015.17

	v	Total Adjusted Pool	$2,210,318,082.26

B	Total Note and Certificate Factor		0.872662541
C	Total Note Balance		$2,210,318,082.26

D	Note Balance 06/15/05		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class B

	i	Current Factor	0.000000000	0.822163599	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$0.00	$243,496,082.26	$362,511,000.00	$311,079,000.00	$367,497,000.00	€750,000,000.00	$75,985,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	€—	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	€—	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	€—	$0.00

H	Reserve Account Balance		$5,512,015.17
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2003-7 Remarketing Fee

	Remarketing Fee Account Reconciliation	A-5A	A-5B	Total

	Next Reset Date	06/16/2008	06/15/2010

i	Reset Period Target Amount	$—	$—	$—

ii	Remarketing Fee Account Balance (net of inv earnings)	$—	$—	$—

iii	Quarterly Funding Amount	$—	$—	$—

IX. 2003-7 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 09/15/2008 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

X. 2003-7 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-K )		$112,496,618.31	$112,496,618.31

B	Primary Servicing Fees-Current Month		$894,141.97	$111,602,476.34

C	Administration Fee		$25,000.00	$111,577,476.34

D	Aggregate Quarterly Funding Amount		$0.00	$111,577,476.34

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$0.00	$111,577,476.34
	ii	Class A-2	$2,140,601.11	$109,436,875.23
	iii	Class A-3	$3,260,987.84	$106,175,887.39
	iv	Class A-4	$2,869,876.60	$103,306,010.79
	v	Class A-5A	$3,352,797.63	$99,953,213.16
	vi	Class A-5B USD payment to the swap counterparty*	$7,980,568.75	$91,972,644.41

		Total	$19,604,831.93

F	Class B Noteholders’ Interest Distribution Amount		$772,851.88	$91,199,792.53

G	Noteholder’s Principal Distribution Amounts Paid (or set aside**)
	i	Class A-1	$0.00	$91,199,792.53
	ii	Class A-2	$69,544,846.29	$21,654,946.24
	iii	Class A-3	$0.00	$21,654,946.24
	iv	Class A-4	$0.00	$21,654,946.24
	v	Class A-5A	$0.00	$21,654,946.24
	vi	Class A-5B	$0.00	$21,654,946.24

		Total	$69,544,846.29

H	Increase to Supplemental Interest Account		$10,846,350.63	$10,808,595.61

I	Class B Noteholder’s Principal Distribution Amount		$0.00	$10,808,595.61

J	Increase to the Specified Reserve Account		$0.00	$10,808,595.61

K	Carryover Servicing Fees		$0.00	$10,808,595.61

L	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$10,808,595.61

M	Excess to Excess Distribution Certificate Holder		$10,808,595.61	$0.00

*Fixed rate euro interest to be paid to noteholders annually
**Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

X. 2003-7 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$5,512,015.17
	ii	Deposits to correct Shortfall	$—
	iii	Total Reserve Account Balance Available	$5,512,015.17
	iv	Required Reserve Account Balance	$5,338,586.62
	v	Shortfall Carried to Next Period	$—
	vi	Excess Reserve — Release to Collection Account	$173,428.55

	vii	End of Period Account Balance	$5,338,586.62

B	Capitalized Interest Account
	i	Beginning of Period Account Balance	$—
	ii	Capitalized Interest Release to the Collection Account	$—
	iii	End of Period Account Balance	$—

E	Remarketing Fee Account		A-5A	A-5B	Total

	i	Next Reset Date	06/16/2008	06/15/2010
	ii	Reset Period Target Amount	$—	$—	$—
	iii	Quarterly Required Amount	$—	$—	$—
	iv	Beginning of Period Account Balance (net of investment earnings)	$—	$—	$—
	v	Quarterly Funding Amount	$—	$—	$—
	vi	Reset Period Target Amount Excess	$—	$—	$—

	vii	End of Period Account Balance (net of investment earnings)	$—	$—	$—

C	Accumulation Accounts		A-5A	A-5B	Total

	i	Accumulation Account Beginning Balance	$—	$—	$—
	ii	Principal deposits for payment on the next Reset Date	$—	$—	$—
	iii	Principal Payments to the Noteholders on Reset Date	$—	$—	$—

	iv	Ending Accumulation Account Balance	$—	$—	$—

D	Supplemental Interest Account		A-5A	A-5B

		Determined	n/a	06/13/2005
	i	Cross Currency Swap Pay Rate	0.00000%	3.67500%
	ii	Investment Rate	0.00000%	3.41000%
	iii	Difference	0.00000%	0.26500%
	iv	Number of Days Through Next Reset Date	1005	1734

	v	Supplemental Interest Account Beginning Balance	$—	$11,421,820.21
	vi	Funds Released into Collection Account	$—	$11,421,820.21
	vii	Supplemental Interest Account Deposit Amount	$—	$10,846,350.63

XII. 2003-7 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B	Class B
	i	Quarterly Interest Due	$0.00	$2,140,601.11	$3,260,987.84	$2,869,876.60	$3,352,797.63	€—	$772,851.88
	ii	Quarterly Interest Paid	0.00	2,140,601.11	3,260,987.84	2,869,876.60	3,352,797.63	0.00	772,851.88

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	€—	$0.00

	vii	Quarterly Principal Due	$0.00	$69,544,846.29	$0.00	$0.00	$0.00	€—	$0.00
	viii	Quarterly Principal Paid	0.00	69,544,846.29	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	€—	$0.00

	x	Total Distribution Amount	$0.00	$71,685,447.40	$3,260,987.84	$2,869,876.60	$3,352,797.63	€—	$772,851.88

B	Principal Distribution Reconciliation

	i	Notes Outstanding Principal Balance 08/31/2005	$2,210,318,082.26
	ii	Adjusted Pool Balance 08/31/2005	2,140,773,235.97

	iii	Adjusted Pool Exceeding Notes Balance (i - ii)	$69,544,846.29

	iv	Adjusted Pool Balance 05/31/2005	$2,210,318,082.26
	v	Adjusted Pool Balance 08/31/2005	2,140,773,235.97

	vi	Current Principal Due (iv - v)	$69,544,846.29
	vii	Principal Shortfall from Prior Collection Period	—

	viii	Principal Distribution Amount (vi + vii)	$69,544,846.29

	ix	Principal Distribution Amount Paid	$69,544,846.29

	x	Principal Shortfall (viii - ix)	$—

F	Reserve Account Reconciliation
	i	Beginning of Period Balance	$5,512,015.17
	ii	Deposits to correct Shortfall	$—
	iv	Total Reserve Account Balance Available	$5,512,015.17
	v	Required Reserve Account Balance	$5,338,586.62

	vi	Shortfall Carried to Next Period	$—
	vii	Excess Reserve — Release to Collection Account	$173,428.55
	viii	Ending Reserve Account Balance	$5,338,586.62

G	Note Balances			06/15/2005	Paydown Factor	09/15/2005
	i	A-1 Note Balance	78442GHD1	$—		$—
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GHE9	$243,496,082.26		$173,951,235.97
		A-2 Note Pool Factor		0.822163599	0.234817910	0.587345689

	iii	A-3 Note Balance	78442GHF6	$362,511,000.00		$362,511,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GHG4	$311,079,000.00		$311,079,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5A Note Balance	78442GHH2	$367,497,000.00		367,497,000.00
		A-5A Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-5B Note Balance	XS0172693052	€750,000,000.00		€750,000,000.00
		A-5B Note Pool Factor		1.000000000	0.000000000	1.000000000

	x	B Note Balance	78442GHK5	$75,985,000.00		$75,985,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XIII. 2003-7 Historical Pool Information

						2004	2003
			6/01/05 - 08/31/05	3/01/05 - 05/31/05	12/01/04 - 02/28/05	12/01/03 - 11/30/04	05/26/03 - 11/30/03

Beginning Student Loan Portfolio Balance			$2,194,006,026.93	$2,241,373,200.55	$2,282,819,753.54	$2,425,990,904.31	$2,496,362,688.17

	Student Loan Principal Activity
	i	Regular Principal Collections	$72,695,657.30	$51,294,472.66	$44,282,318.91	$170,302,795.79	$86,435,765.70
	ii	Principal Collections from Guarantor	6,623,762.91	7,270,078.62	8,978,303.26	21,993,278.44	3,875,370.21
	iii	Principal Reimbursements	122.98	7,407.74	277,282.40	62,314.79	6,804,334.62
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$79,319,543.19	$58,571,959.02	$53,537,904.57	$192,358,389.02	$97,115,470.53
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,096.15	$(1,046.89)	$16,084.44	$249,758.08	$958,473.51
	ii	Capitalized Interest	(10,931,607.58)	(11,203,738.51)	(12,107,436.02)	(49,436,996.33)	(27,702,160.18)

	iii	Total Non-Cash Principal Activity	$(10,930,511.43)	$(11,204,785.40)	$(12,091,351.58)	$(49,187,238.25)	$(26,743,686.67)

(-)	Total Student Loan Principal Activity		$68,389,031.76	$47,367,173.62	$41,446,552.99	$143,171,150.77	$70,371,783.86

	Student Loan Interest Activity
	i	Regular Interest Collections	$20,298,799.60	$20,189,939.11	$20,603,283.50	$86,242,119.87	$46,844,280.69
	ii	Interest Claims Received from Guarantors	367,238.15	421,025.90	544,884.91	1,291,781.59	86,375.85
	iii	Collection Fees/Returned Items	8,312.93	6,453.50	7,322.98	18,490.58	4,236.84
	iv	Late Fee Reimbursements	278,408.63	276,055.96	275,232.02	1,070,816.52	508,833.76
	v	Interest Reimbursements	6,149.66	7,686.99	26,452.44	8,239.68	41,707.33
	vi	Other System Adjustments	—	—	—	—	—
	vii	Special Allowance Payments	3,603,192.68	2,642,593.42	1,158,822.12	675,531.62	66,560.52
	viii	Subsidy Payments	1,664,558.07	1,703,386.12	1,734,095.98	7,595,570.76	2,734,088.69

	ix	Total Interest Collections	$26,226,659.72	$25,247,141.00	$24,350,093.95	$96,902,550.62	$50,286,083.68

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustments	$174.89	$317.66	$2,483.39	$5,151.88	$(961,280.66)
	ii	Capitalized Interest	10,931,607.58	11,203,738.51	12,107,436.02	49,436,996.33	27,702,160.18

	iii	Total Non-Cash Interest Adjustments	$10,931,782.47	$11,204,056.17	$12,109,919.41	$49,442,148.21	$26,740,879.52

	Total Student Loan Interest Activity		$37,158,442.19	$36,451,197.17	$36,460,013.36	$146,344,698.83	$77,026,963.20

(=)	Ending Student Loan Portfolio Balance		$2,125,616,995.17	$2,194,006,026.93	$2,241,373,200.55	$2,282,819,753.54	$2,425,990,904.31
(+)	Interest to be Capitalized		$9,817,654.18	$10,800,040.16	$10,483,181.86	$11,051,160.25	$11,091,332.40

(=)	TOTAL POOL		$2,135,434,649.35	$2,204,806,067.09	$2,251,856,382.41	$2,293,870,913.79	$2,437,082,236.71

(+)	Reserve Account Balance		$5,338,586.62	$5,512,015.17	$5,629,640.96	$5,734,677.28	$6,092,705.59

(=)	Total Adjusted Pool		$2,140,773,235.97	$2,210,318,082.26	$2,257,486,023.37	$2,299,605,591.07	$2,443,174,942.30

XIV. 2003-7 Payment History and CPRs

Distribution	Actual	Since Issued	Distribution	Actual	Since Issued
Date	Pool Balances	CPR *	Date	Pool Balances	CPR *

Sep-03	$2,469,503,231	2.72%	Sep-05	$2,135,434,649	4.28%

Dec-03	$2,437,082,237	2.75%

Mar-04	$2,403,523,848	2.82%

Jun-04	$2,373,833,553	2.73%

Sep-04	$2,329,121,008	3.15%

Dec-04	$2,293,870,914	3.18%

Mar-05	$2,251,856,382	3.36%

Jun-05	$2,204,806,067	3.63%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.